                                                                    Exhibit 99.1

[CARDINAL HEALTH LOGO]


7000 Cardinal Place
Dublin,OH 43017

www.cardinal.com

CONTACTS:

Sari Macrie - Media
(614) 757-3690

Steve Fischbach - Investor Relations
(614) 757-7067


                  CARDINAL HEALTH REPORTS RECORD FOURTH QUARTER
                   AND FISCAL YEAR 2003 FINANCIAL PERFORMANCE

            Full year operating cash flow reaches record $1.4 billion

DUBLIN, OHIO, JULY 31, 2003 -- Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, today reported record results for the fourth quarter and fiscal year ended June 30, 2003.

As reported in accordance with generally accepted accounting principles, operating revenues rose 15 percent for the fourth quarter to $13.5 billion from $11.8 billion a year ago. Earnings per diluted share from continuing operations grew 28 percent to $0.82 for the fourth quarter, up from $0.64 a year ago. Operating earnings rose 22 percent to a record $575 million for the quarter, up from $471 million a year ago. Earnings from continuing operations were up 25 percent to $371 million for the quarter, up from $296 million a year ago.

For the full fiscal year 2003, operating revenues rose 14 percent to $50.5 billion from $44.4 billion a year ago. Earnings per diluted share from continuing operations grew 27 percent to $3.12 for the year compared to $2.45 a year ago. Operating earnings rose 22 percent to $2.2 billion for the year, up from $1.8 billion in the prior year. Earnings from continuing operations, before the cumulative effect of a change in accounting, were up 25 percent to $1.4 billion for the year, up from $1.1 billion a year ago.

 "We've completed another fiscal year with impressive financial results - results that demonstrate the benefits of a focus on the fast growing health care industry, our market leading positions, and our broad and diverse offering to our customers," said Robert D. Walter, chairman and chief executive officer, Cardinal Health. "Acceleration in demand for our proprietary products and services in our pharmaceutical technologies, automation and medical products businesses drove the strong performance in the fourth quarter.

"Importantly, we continued to ensure future growth of our business, investing approximately $1.5 billion in 2003 in strategic growth initiatives, research and development, acquisitions, and capital expenditures," Walter said. "Record revenues, strong gross margins and continued improvement in productivity yielded record rates of return on sales, committed capital and equity. Our balance sheet is the strongest it has ever been with $1.7 billion in cash at year end, allowing us to maximize growth opportunities to build on our leadership positions in the marketplace and giving us confidence that Cardinal Health will continue to deliver exceptional performance into fiscal 2004 and beyond."


FINANCIAL HIGHLIGHTS

Cardinal Health incurred special items during the quarter and year consisting of merger-related costs and restructuring charges, partially offset by litigation settlement income. These items totaled $49 million ($33 million after tax) in the fourth quarter, compared to $70 million ($45 million after tax) in the same period last year, and reduced earnings per diluted share in the current quarter and comparable quarter by $0.07 and $0.10, respectively. For the year, special items totaled $40 million ($33 million after tax) in 2003, compared to $139 million ($87 million after tax) in the prior year and reduced earnings per diluted share in fiscal 2003 and 2002 by $0.07 and $0.19, respectively.

The following discussion adjusts certain amounts as reported to exclude special items incurred during the quarter and the fiscal year. Please see the attached financial table for a reconciliation of the reported amounts to the amounts excluding these items and for related definitions and components.


FOURTH QUARTER

EARNINGS PER DILUTED SHARE from continuing operations rose 20 percent to $0.89 versus $0.74 last year. Earnings from continuing operations rose 19 percent to an all-time record of $405 million from $341 million a year ago.

    - OPERATING REVENUES rose 15 percent to an all-time high of $13.5 billion, from $11.8 billion a year ago.

    - OPERATING EARNINGS rose 15 percent to an all-time record of $625 million from $541 million a year ago.

    - INTEREST EXPENSE AND OTHER declined by 11 percent, driven by strong cash flow and lower interest rates.

    - RETURN ON SALES was 4.62 percent, up 2 basis points, and RETURN ON EQUITY was 21.5 percent, both consistent with the strong performance a year ago.

    - OPERATING CASH FLOW of $882 million in the quarter was exceptional as a result of effective working capital management, lower inventory investments in the pharmaceutical distribution business and the cash flow benefit from the sale of $156 million of automation leases. Total company inventories grew by less than 4 percent from the prior year. Accounts receivables days outstanding remained steady at 17 days.

    - THE RATIO OF NET DEBT-TO-TOTAL CAPITAL declined to a record low of 11 percent, and the company ended the quarter with a record $1.7 billion cash on hand.


                                    -- more--

FISCAL YEAR 2003

EARNINGS PER DILUTED SHARE from continuing operations rose 21 percent to $3.19 from $2.64 last year. Earnings from continuing operations, before the cumulative effect of a change in accounting in the prior year, rose 19 percent to an all-time record $1.45 billion from $1.21 billion a year ago.

    - OPERATING REVENUES rose 14 percent to an all-time high of $50.5 billion, from $44.4 billion a year ago.

    - OPERATING EARNINGS rose 16 percent to an all-time record of $2.28 billion from $1.97 billion a year ago.

    - INTEREST EXPENSE AND OTHER declined by 13 percent, driven by strong cash flow and lower interest rates.

    - RETURN ON SALES rose 8 basis points to 4.52 percent and RETURN ON EQUITY increased 60 basis points to an all-time record of 21.1 percent, driven by strong operating earnings growth and focused asset management.

    - EFFECTIVE TAX RATE declined to 33.3 percent from 34.1 percent in fiscal 2002, reflecting the impact of international operations, driven by strong growth in proprietary self-manufactured medical and surgical products and earnings from international pharmaceutical technologies businesses.

    - OPERATING CASH FLOW was $1.4 billion. The sale of leases related to the automation business generated approximately $300 million of the increase. Excluding the sale of leases, the company had operating cash flow of approximately $1.1 billion, exceeding its cash flow target for the year of $900 million to $1 billion. Additionally, the company repurchased $1.2 billion of company common shares during the year.

    - The integration of the leading nuclear pharmacy business in the United States, SYNCOR INTERNATIONAL CORP., continued on schedule. The acquisition, which was completed in January 2003, added approximately 1 percent to total revenue growth, but was neither dilutive nor accretive to earnings per share for the year.

DISCUSSION OF STRATEGIC PROGRESS AND BUSINESS RESULTS

Cardinal Health's strong performance in the fourth quarter and fiscal year 2003 reflects its success in executing against its core strategy of investing aggressively in health care to:

    -   Build scale and drive competitive advantage in the marketplace;
    - Expand its breadth of product offerings to deepen customer relationships, diversify earnings and deliver integrated solutions to customers;
    -   Utilize technological innovation to create proprietary solutions;
    -   Increase operational excellence to improve productivity; and
    - Invest in higher growth, higher margin proprietary products and services to drive profitable growth.

During the year, the company made considerable strategic progress, including the acquisition of Syncor International to build scale in the fast growing nuclear pharmacy services business, information technology investments in state-of-the-art pharmaceutical distribution centers, and additional proprietary manufacturing capacity in its pharmaceutical technologies business.


                                    -- more--

Innovative new products were introduced by all segments of the business, including new patient safety products, infection-resistant surgical drapes and gowns and pharmaceutical delivery technologies. Integrated selling results were strong during the year in both the health care provider and pharmaceutical manufacturing markets. The contribution from higher margin, high growth businesses advanced during the year and operational productivity improved.

Strategic progress was achieved in each of the company's four reporting segments. The following provides a summary review of results for each segment for the fourth quarter and full fiscal year 2003.


                                                            FOURTH QUARTER - SEGMENT RESULTS
                                                            --------------------------------

                                                                                               CONTRIBUTION TO
                                                                 OPERATING                    OPERATING EARNINGS
($ IN MILLIONS)                        REVENUE      INCREASE     EARNINGS      INCREASE              MIX
                                       -------      --------     ---------     --------       ------------------
Pharmaceutical Distribution
and Provider Services                     $10,925          14%          $320          11%            47%

Medical Products and Services              $1,737           7%          $158          10%            23%

Pharmaceutical Technologies and
Services                                     $650          66%          $116          51%            17%

Automation and Information Services          $202          19%           $86          21%            13%

                                                           FISCAL YEAR 2003 - SEGMENT RESULTS
                                                           ----------------------------------

                                                                                               CONTRIBUTION TO
                                                                 OPERATING                    OPERATING EARNINGS
($ IN MILLIONS)                        REVENUE      INCREASE     EARNINGS      INCREASE              MIX
                                       -------      --------     ---------     --------       ------------------
Pharmaceutical Distribution
and Provider Services                     $41,195          14%        $1,220          14%            50%

Medical Products and Services              $6,616           6%          $605          12%            24%

Pharmaceutical Technologies and
Services                                   $2,049          44%          $368          32%            15%

Automation and Information Services          $667          19%          $265          27%            11%



                                    -- more--

PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

Pharmaceutical Distribution and Provider Services produced solid results for the fourth quarter, posting record revenues of $10.9 billion, an increase of 14 percent. Strong sales increases to all customer segments were partially offset by a decline in wholesale-to-wholesale trading volume, which dampened overall growth by 1 percent. New contract volume drove the strong sales performance in the quarter, providing solid top line momentum moving into fiscal 2004.

Operating earnings rose 11 percent, up 14 percent after adjusting for a non-cash LIFO (last-in, first out) inventory charge of $5.7 million in the quarter, compared to a LIFO credit of $2.3 million a year ago. Gross margin was impacted by customer mix and competitive pricing. In addition, gross margin was reduced by lower vendor margins compared to very strong vendor margins in the prior year, which was positively offset by the absence of an inventory obsolescence charge taken in the prior year related to the closure of acquired distribution facilities. Operating expense efficiencies substantially offset gross margin declines of 38 basis points, resulting in a return on sales of 2.93 percent.

For the fiscal year, Pharmaceutical Distribution and Provider Services generated record revenues of $41.2 billion, an increase of 14 percent. Operating earnings grew to $1.2 billion, a 14 percent improvement. The strong revenue growth and continued expense improvement drove a 560 basis point improvement in return on committed capital to a record 36.8 percent, while generating strong cash flow.

MEDICAL PRODUCTS AND SERVICES

Medical Products and Services had a strong quarter, posting record revenues, operating earnings and return on sales. Revenues reached more than $1.7 billion, up 7 percent on the strength of acute care distribution sales. New distribution contracts contributed to the volume gains during the quarter and represent strong volume momentum moving into fiscal 2004. New products contributed nearly a third of the growth in the quarter, highlighted by the introduction of a new line of surgeon's gloves, the new Tiburon(TM) and Astound(TM) fabrics in the Converters(R) line, and new innovations in the delivery of bone cement.

Gross margins rose 54 basis points to 22.23 percent, reflecting continued productivity improvements from investments in manufacturing technology and increased contributions from higher margin self-manufactured products. Strong sales growth, gross margin improvement and a focus on continued expense productivity produced a fourth quarter record $158 million in operating earnings, 10 percent higher than the previous year. Return on sales rose 24 basis points to a fourth quarter record of 9.09 percent.

For the fiscal year, Medical Products and Services generated a record $6.6 billion in revenue, an increase of 6 percent. Strong productivity improvements coupled with gains in gross margins in manufacturing and distribution operations drove an operating earnings increase of 12 percent to $605 million, also a record. As a result of the earnings performance and strong asset management, return on committed capital rose to an all-time high 39.5 percent, while generating strong cash flow.

PHARMACEUTICAL TECHNOLOGIES AND SERVICES

Pharmaceutical Technologies and Services produced exceptional results in the fourth quarter. The segment generated record revenue of $650 million, a 66 percent increase. Revenue gains were particularly strong in oral and sterile drug manufacturing, which experienced solid growth from Lilly's Zyprexa(R) Zydis(R), and Mylan's Amnesteem(TM), Pfizer's Xalatan(R) as well as the nuclear pharmacy

                                    -- more--
services business. The increasing focus of nuclear pharmacy on therapeutic products will continue to drive strong volume growth and further increase its importance in the health care market. Demand for proprietary drug delivery technologies, nuclear pharmacy services, packaging services and sterile products represent strong sales momentum into fiscal 2004.

Operating earnings reached $116 million, an increase of 51 percent over the prior year. Primarily as a result of the inclusion of nuclear pharmacy services in the current year results, return on sales moderated to 17.88 percent compared to 19.73 percent in the prior year.

Results for the segment included Syncor International as of January 2003. Excluding Syncor, the segment experienced revenue growth in the high teens and earnings growth in excess of 20 percent, with improved gross margins and a higher return on sales, reflecting higher facility utilization and a favorable product mix. The integration of Syncor International is proceeding as planned, with the consolidation of 14 acquired nuclear pharmacy facilities during the year, which will drive further efficiency gains in fiscal 2004 and beyond.

For the full year, Pharmaceutical Technologies and Services recorded revenue of $2.0 billion, an all-time high and an increase of 44 percent. Operating earnings grew at 32 percent to $368 million, also a record. Return on committed capital rose 300 basis points to 31.4 percent, while generating record cash flow.

AUTOMATION AND INFORMATION SERVICES

Automation and Information Services recorded another robust quarter on sustained demand for the company's automation solutions for health care providers. The segment generated $202 million in revenue, a 19 percent improvement representing an all-time quarterly record. Revenue gains were consistent across the business, with sales of MedStation(R) , SupplyStation(R) and patient safety related products all contributing to the strong performance. Pyxis PatientStation(R), a new bedside patient safety and satisfaction product for patients and clinicians, is gaining market acceptance and was a main driver in several large, recently signed contracts. Contract momentum is expected to continue into fiscal 2004. Continued demand for existing products and accelerating demand for new patient safety and patient bedside technologies are expected to drive continued segment revenue momentum.

Another indication of future revenue potential is the backlog of uninstalled committed contracts, which grew by $31 million, the largest increase ever, to end the year at $233 million.

As a result of the revenue momentum and productivity improvements, return on sales improved 87 basis points to a record 42.68 percent. Operating earnings were $86 million, a 21 percent increase and an all-time record. Return on committed capital increased to a record 60.3 percent from 45.8 percent in the prior year on the strong operating earnings growth, working capital efficiencies, and lower investment in the lease portfolio.

For the full year, Automation and Information Services grew revenue a healthy 19 percent to $667 million, and operating earnings expanded by 27 percent to $265 million. Return on committed capital dramatically improved to 43.5 percent from
35.7 percent in the prior year.

FISCAL 2004 OUTLOOK

"We have built a diverse and balanced portfolio in health care, with each of our businesses a leader in their respective markets," Walter said. "As we move into fiscal year 2004, we expect strong overall revenue growth, with growth from each of our business segments at a pace similar to fiscal 2003. We have long term contracts in place, new products driving incremental volume, and an ability to integrate our offerings for even higher potential growth.

                                    -- more--

"In fiscal 2004, we believe that our investments in higher margin, high growth proprietary products and services will enable our medical products, pharmaceutical technologies and automation businesses to grow operating earnings at a pace faster than our pharmaceutical distribution and provider services business," Walter said. "Overall, we anticipate earnings per share growth in the mid teens or better, with record returns on sales and capital. We also expect that record cash flows and improving returns in 2004 will drive added opportunity for deployment of capital, either in acquisitions or share buybacks."


CONFERENCE CALL AND SEMI-ANNUAL INVESTOR CONFERENCE

Cardinal Health has scheduled a conference call for today at 11 a.m. Eastern Daylight Time to discuss its fourth quarter and fiscal year financial performance and outlook. To access this discussion via the internet, visit www.cardinal.com and click the Investor Relations page. For those without internet access, the company has also established a telephone call-in line at 706-679-0766. An audio replay of the conference call will be available until midnight August 2, 2003 by dialing 706-645-9291, passcode 8636941. A replay of the webcast will be available at the Investor Relations page on www.cardinal.com.

Cardinal Health will host its semi-annual investor conference in New York on August 12, 2003. Senior management presentations will be webcast live from 12:30 p.m. to 2:30 p.m. Eastern Daylight Time and can be accessed via www.cardinal.com at the Investor Relations page. For those without Internet access, these presentations can be listened to by calling 706-679-0766. An audio replay will be available until midnight August 15, 2003 by dialing 706-645-9291, passcode 1713491. A replay of the webcast will be available at the Investor Relations page on www.cardinal.com


ABOUT CARDINAL HEALTH

Cardinal Health, Inc. (www.cardinal.com ) is the leading provider of products and services supporting the health care industry. Cardinal Health companies develop, manufacture, package and market products for patient care; develop drug-delivery technologies; distribute pharmaceuticals, medical-surgical and laboratory supplies; and offer consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, the company employs more than 50,000 people on five continents and produces annual revenues of more than $50 billion. Cardinal Health is ranked #19 on the current Fortune 500 list and was named one of "The World's Best" companies by Forbes magazine in 2002.
                           --------------------------

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes in the terms of those relationships, changes in the distribution outsourcing patterns for health-care products and/or services, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statements.




                                    -- more--

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                              FOURTH QUARTER
                                                                     ---------------------------------------------------------------
                                                                            June                       June
                                                                            2003                       2002              % Change
                                                                     ---------------------------------------------------------------

Operating revenue                                                  $           13,506.4       $           11,765.9             15 %
Operating cost of products sold                                                12,276.9                   10,703.4             15 %
                                                                     -------------------        -------------------

Operating gross margin                                                          1,229.5                    1,062.5             16 %

Bulk deliveries to customer warehouses and other                                1,682.2                    1,262.3             33 %
Cost of products sold - bulk deliveries and other                               1,682.2                    1,262.3             33 %
                                                                     -------------------        -------------------

Bulk gross margin                                                                     -                          -             N.M.

Selling, general and administrative expenses                                      605.2                      521.4             16 %

Special items - merger charges                                                     25.1                       63.7             N.M.
              - other                                                              23.9                        6.7             N.M.
                                                                     -------------------        -------------------

Operating earnings                                                                575.3                      470.7             22 %

Interest expense and other                                                         22.6                       25.5            (11)%
                                                                     -------------------        -------------------

Earnings before income taxes and discontinued operations                          552.7                      445.2             24 %

Provision for income taxes                                                        181.5                      148.9             22 %
                                                                     -------------------        -------------------

Earnings from continuing operations                                               371.2                      296.3             25 %

Loss from discontinued operations (net of tax of $1.4)                             (4.3)                         -             N.M.
                                                                     -------------------        -------------------

Net earnings                                                       $              366.9       $              296.3             N.M.
                                                                     ===================        ===================



Basic earnings per Common Share:
       Continuing operations                                       $               0.83       $               0.66             26 %
       Discontinued operations                                                    (0.01)                         -             N.M.
                                                                     -------------------        -------------------

       Net basic earnings per Common Share                         $               0.82       $               0.66             N.M.
                                                                     ===================        ===================

Diluted earnings per Common Share:
       Continuing operations                                       $               0.82       $               0.64             28 %
       Discontinued operations                                                    (0.01)                         -             N.M.
                                                                     -------------------        -------------------

       Net diluted earnings per Common Share                       $               0.81       $               0.64             N.M.
                                                                     ===================        ===================

Weighted average number of shares outstanding:
       Basic                                                                      446.8                      451.2
       Diluted                                                                    453.6                      460.0


----------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:


                                                                   Current Year                           Prior Year
                                                          --------------------------------     ---------------------------------
                                                                 Net            Diluted               Net             Diluted
                                                               Earnings           EPS               Earnings            EPS
                                                          --------------------------------     ---------------------------------

    Impact of special items - merger charges            $            (16.3)  $      (0.03)   $            (39.8)  $       (0.09)
                            - other                                  (17.0)         (0.04)                 (4.7)          (0.01)
                                                          -----------------    -----------     -----------------    ------------

    Impact of special items                             $            (33.3)  $      (0.07)   $            (44.5)  $       (0.10)
                                                          =================    ===========     =================    ============



                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                               YEAR-TO-DATE
                                                                     --------------------------------------------------------------
                                                                           June                        June
                                                                           2003                        2002             % Change
                                                                     --------------------------------------------------------------

Operating revenue                                                  $          50,466.6         $          44,394.3            14 %
Operating cost of products sold                                               45,956.6                    40,348.1            14 %
                                                                     ------------------          ------------------

Operating gross margin                                                         4,510.0                     4,046.2            11 %

Bulk deliveries to customer warehouses and other                               6,270.4                     6,741.4            (7)%
Cost of products sold - bulk deliveries and other                              6,270.4                     6,741.4            (7)%
                                                                     ------------------          ------------------

Bulk gross margin                                                                    -                           -            N.M.

Selling, general and administrative expenses                                   2,228.2                     2,073.8             7 %

Special items - merger charges                                                    74.4                       131.9            N.M.
              - other                                                            (34.5)                        6.7            N.M.
                                                                     ------------------          ------------------

Operating earnings                                                             2,241.9                     1,833.8            22 %

Interest expense and other                                                       115.3                       132.5           (13)%
                                                                     ------------------          ------------------

Earnings before income taxes, discontinued operations, and                     2,126.6                     1,701.3            25 %
  cumulative effect of change in accounting

Provision for income taxes                                                       714.7                       575.0            24 %
                                                                     ------------------          ------------------

Earnings from continuing operations before
  cumulative effect of change in accounting                                    1,411.9                     1,126.3            25 %

Loss from discontinued operations (net of tax of $2.5)                            (6.1)                          -            N.M.

Cumulative effect of change in accounting                                            -                       (70.1)           N.M.
                                                                     ------------------          ------------------

Net earnings                                                       $           1,405.8         $           1,056.2            N.M.
                                                                     ==================          ==================



Basic earnings per Common Share:
       Continuing operations                                       $              3.17         $              2.50            27 %
       Discontinued operations                                                   (0.02)                          -            N.M.
       Cumulative effect of change in accounting                                     -                       (0.16)           N.M.
                                                                     ------------------          ------------------

       Net basic earnings per Common Share                         $              3.15         $              2.34            N.M.
                                                                     ==================          ==================

Diluted earnings per Common Share:
       Continuing operations                                       $              3.12         $              2.45            27 %
       Discontinued operations                                                   (0.02)                          -            N.M.
       Cumulative effect of change in accounting                                     -                       (0.15)           N.M.
                                                                     ------------------          ------------------

       Net diluted earnings per Common Share                       $              3.10         $              2.30            N.M.
                                                                     ==================          ==================

Weighted average number of shares outstanding:
       Basic                                                                     446.0                       450.1
       Diluted                                                                   453.6                       459.9


----------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:


                                                                       Current Year                          Prior Year
                                                              --------------------------------     --------------------------------
                                                                     Net            Diluted               Net            Diluted
                                                                  Earnings            EPS              Earnings            EPS
                                                              --------------------------------     --------------------------------

    Impact of special items - merger charges                $             (47.5) $      (0.10)   $            (82.4) $       (0.18)
                            - other                                        14.3          0.03                  (4.7)         (0.01)
                                                              ------------------   -----------     -----------------   ------------

    Impact of special items                                 $             (33.2) $      (0.07)   $            (87.1) $       (0.19)
                                                              ==================   ===========     =================   ============



                                   -- more --

                              CARDINAL HEALTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                   (unaudited)



                                                                 June 30,                 March 31,                June 30,
                                                                   2003                     2003                     2002
                                                         ------------------------ ------------------------ -----------------------
ASSETS
------

CURRENT ASSETS

Cash and equivalents                                     $               1,724.0  $                 545.2  $              1,382.0
Trade receivables                                                        2,784.4                  2,845.3                 2,295.4
Current portion of investment in sales-type leases                         171.8                    185.7                   218.3
Inventories                                                              7,623.3                  8,775.6                 7,361.0
Prepaid expenses and other                                                 776.0                    710.5                   649.9
Assets held for sale from discontinued operations                          170.1                    218.1                       -
                                                         ------------------------ ------------------------ -----------------------

     Total current assets                                               13,249.6                 13,280.4                11,906.6
                                                         ------------------------ ------------------------ -----------------------

Property and equipment - net                                             2,089.5                  2,005.1                 1,894.4

Investment in sales-type leases                                            557.3                    589.5                   618.6
Other assets                                                             2,625.0                  2,605.5                 2,018.4
                                                         ------------------------ ------------------------ -----------------------

TOTAL ASSETS                                             $              18,521.4  $              18,480.5  $             16,438.0
                                                         ======================== ======================== =======================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES

Notes payable - banks and current portion of
     long-term obligations                               $                 228.7  $                  26.5  $                 18.2
Accounts payable                                                         5,288.4                  6,465.2                 5,504.5
Other accrued liabilities                                                1,733.0                  1,465.0                 1,287.7
Liabilities from discontinued operations                                    64.3                     90.2                       -
                                                         ------------------------ ------------------------ -----------------------

     Total current liabilities                                           7,314.4                  8,046.9                 6,810.4
                                                         ------------------------ ------------------------ -----------------------

Long-term obligations, less current portion                              2,471.9                  2,328.2                 2,207.0
Deferred taxes and other liabilities                                       977.0                    860.8                 1,027.6

Total shareholders' equity                                               7,758.1                  7,244.6                 6,393.0
                                                         ------------------------ ------------------------ -----------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $              18,521.4  $              18,480.5  $             16,438.0
                                                         ======================== ======================== =======================


                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)


                                                                    THREE MONTHS ENDED                    FOR THE YEAR ENDED
                                                           ---------------------------------     ----------------------------------
                                                                        JUNE 30,                               JUNE 30,
                                                           ---------------------------------     ----------------------------------
                                                                2003              2002                 2003              2002
                                                           ----------------  ---------------     -----------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Earnings from continuing operations before
        cumulative effect of change in accounting                   $371.2           $296.3              $1,411.9         $1,126.3
     Adjustments to reconcile earnings from
         continuing operations before cumulative
         effect of change in accounting  to net
         cash from operations:
         Depreciation and amortization                                70.6             62.0                 265.8            243.5
         Change in operating assets and liabilities,
           net of effects from acquisitions:
           (Increase)/decrease in trade receivables                   60.9            315.5                (397.6)           188.0
           (Increase)/decrease in inventories                      1,152.3            538.1                (234.4)        (1,071.1)
           (Increase)/decrease in net investment in
             sales-type leases                                        46.1            (62.7)                107.8             71.2
           Increase/(decrease) in accounts payable                (1,176.8)           233.9                (281.2)           179.2
           Other operating items - net                               357.9             43.6                 525.7            246.8
                                                           ---------------------------------     ----------------------------------

         Net cash provided by operating activities                   882.2          1,426.7               1,398.0            983.9
                                                           ---------------------------------     ----------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of subsidiaries, net of cash acquired               (23.6)          (372.9)                (26.8)          (383.8)
     Proceeds from sale of property, equipment, and
       other assets                                                   16.0              0.7                  57.7             18.3
     Additions to property and equipment                            (159.1)           (99.3)               (423.2)          (285.4)
     Proceeds from sale of discontinued operations                    40.8                -                  48.6                -
                                                           ----------------  ---------------     ----------------------------------

         Net cash used in investing activities                      (125.9)          (471.5)               (343.7)          (650.9)
                                                           ---------------------------------     ----------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net change in commercial paper and short-term debt                1.8           (300.0)                  8.5             (9.7)
     Net change in long-term obligations                             359.9             34.0                 318.4            342.7
     Proceeds from issuance of Common Shares                          72.0             27.8                 197.3            140.0
     Purchase of Treasury Stock                                          -           (188.2)             (1,191.7)          (308.3)
     Other                                                           (11.2)           (16.0)                (44.8)           (49.8)
                                                           ---------------------------------     ----------------------------------


         Net cash provided by/(used in) financing
           activities                                                422.5           (442.4)               (712.3)           114.9
                                                           ---------------------------------     ----------------------------------

NET INCREASE IN CASH AND EQUIVALENTS                               1,178.8            512.8                 342.0            447.9

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD                          545.2            869.2               1,382.0            934.1
                                                           ---------------------------------     ----------------------------------

CASH AND EQUIVALENTS AT END OF PERIOD                           $  1,724.0       $  1,382.0            $  1,724.0       $  1,382.0
                                                           =================================     ==================================



                                   -- more --

CARDINAL HEALTH, INC. - FOURTH QUARTER FY 2003 BUSINESS ANALYSIS
($ MILLIONS)

                                     PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                     -------------------------------------------------

                                                            2003           2002                  COMMENT
                                                            ----           ----                  -------
   .     REVENUE
         -------
            - Amount                                       $10,925        $9,610                 RECORD
            - Growth Rate                                    14%           17%
            - Mix                                            81%           82%
   .     OPERATING EARNINGS
         ------------------
            - Amount                                        $320           $290                  Q4 RECORD
            - Growth Rate                                    11%           21%                   14% excluding LIFO
            - Mix                                            47%           50%
   .     RATIO TO REVENUE
         ----------------
            - Gross Margin                                  4.47%         4.85%                  LIFO impact 8 bp
            - Expenses                                      1.54%         1.84%                  RECORD LOW
            - Operating Earnings                            2.93%         3.01%                  LIFO impact 8 bp
   .     PRODUCTIVITY
         ------------
            - Margin Per Expense Dollar                     $2.91         $2.64                  10% improvement
   .     ASSET MANAGEMENT
         ----------------
            - Average Committed Capital                    $3,518         $3,447                 2% increase
            - Return On Committed Capital                   37.1%         33.4%                  Q4 RECORD
            - Operating Cash Flow                           $255          $1,073                 Timing - full year + 200M
            - Capital Expenditures Investment                $18           $29


                                                    MEDICAL PRODUCTS AND SERVICES
                                                    -----------------------------

                                                             2003            2002                 COMMENT
                                                             ----            ----                 -------
     .  REVENUE
        -------
           - Amount                                         $1,737          $1,631               RECORD
           - Growth Rate                                      7%              5%
           - Mix                                             13%             14%
     .  OPERATING EARNINGS
        ------------------
           - Amount                                          $158            $144                Q4 RECORD
           - Growth Rate                                     10%             12%
           - Mix                                             23%             25%
     .  RATIO TO REVENUE
        ----------------
           - Gross Margin                                   22.23%          21.69%               Self-manufactured mix
           - Expenses                                       13.14%          12.84%               Expense timing
           - Operating Earnings                             9.09%           8.85%                Q4 RECORD
     .  PRODUCTIVITY
        ------------
           - Margin Per Expense Dollar                      $1.69           $1.69
     .  ASSET MANAGEMENT
        ----------------
           - Average Committed Capital                      $1,585          $1,466               Working capital productivity
           - Return On Committed Capital                    39.9%           39.3%                Q4 RECORD
           - Operating Cash Flow                             $343            $291                RECORD
           - Capital Expenditures Investment                 $44             $36


                                          PHARMACEUTICAL TECHNOLOGIES AND SERVICES
                                          ----------------------------------------

                                                            2003           2002                  COMMENT
                                                            ----           ----                  -------
   .     REVENUE
         -------
            - Amount                                        $650           $391                  RECORD
            - Growth Rate                                    66%           14%                   Syncor impact
            - Mix                                            5%             3%
   .     OPERATING EARNINGS
         ------------------
            - Amount                                        $116           $77                   RECORD
            - Growth Rate                                    51%           16%                   Syncor impact
            - Mix                                            17%           13%
   .     RATIO TO REVENUE
         ----------------
            - Gross Margin                                 33.00%         33.72%                 Syncor impact, mix
            - Expenses                                     15.12%         13.99%                 Syncor impact
            - Operating Earnings                           17.88%         19.73%
   .     PRODUCTIVITY
         ------------
            - Margin Per Expense Dollar                     $2.18         $2.41                  Syncor impact
   .     ASSET MANAGEMENT
         ----------------
            - Average Committed Capital                    $1,249         $1,018                 Syncor, investments
            - Return On Committed Capital                   37.2%         30.3%                  RECORD
            - Operating Cash Flow                           $153           $94                   RECORD
            - Capital Expenditures Investment                $61           $30


                                               AUTOMATION AND INFORMATION SERVICES
                                               -----------------------------------

                                                            2003           2002                   COMMENT
                                                            ----           ----                   -------
     .  REVENUE
        -------
           - Amount                                         $202           $170                  RECORD
           - Growth Rate                                    19%            13%
           - Mix                                             1%             1%
     .  OPERATING EARNINGS
        ------------------
           - Amount                                         $86            $71                   RECORD
           - Growth Rate                                    21%            21%
           - Mix                                            13%            12%
     .  RATIO TO REVENUE
        ----------------
           - Gross Margin                                  67.69%         69.61%                 Mix impact
           - Expenses                                      25.01%         27.80%                 Productivity
           - Operating Earnings                            42.68%         41.81%                 RECORD
     .  PRODUCTIVITY
        ------------
           - Margin Per Expense Dollar                     $2.71          $2.51                  8% improvement
     .  ASSET MANAGEMENT
        ----------------
           - Average Committed Capital                      $572           $620                  Q4 lease sale 165M
           - Return On Committed Capital                   60.3%          45.8%                  RECORD
           - Operating Cash Flow                            $131          ($31)                  Q4 lease sale 165M
           - Capital Expenditures Investment                 $2             $4


    - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges
    - Margin per Expense Dollar = Ratio of gross margin to expenses


                                   -- more --

CARDINAL HEALTH, INC. - FOURTH QUARTER FY 2003 BUSINESS ANALYSIS
($ MILLIONS)

                                                                TOTAL
                                                                -----

                                                        2003                 2002
                                                        ----                 ----
     .   REVENUE
         -------
            - Amount                                  $13,506              $11,766                 Excluding Special Items
                                                                                            -------------------------------------
            - Growth Rate                               15%                  15%
                                                                                                    2003               2002
                                                                                                    ----               ----
     .   OPERATING EARNINGS
         ------------------
            - Amount                                    $575                 $471                   $625               $541
            - Growth Rate                               22%                   7%                    15%                 18%

     .   RATIO TO REVENUE
         ----------------
            - Gross Margin                             9.10%                9.03%
            - Expenses                                 4.48%                4.43%
            - Special Items                            0.36%                0.60%
            - Operating Earnings                       4.26%                4.00%                  4.62%               4.60%

     .   NET EARNINGS *
         --------------
            - Amount                                    $371                 $296                   $405               $341
            - Growth Rate                               25%                  12%                    19%                 24%
            - Ratio to Revenue                         2.75%                2.52%                  3.00%               2.90%

     .   PRODUCTIVITY
         ------------
            - Margin Per Expense Dollar                $2.03                $2.04

     .   ASSET MANAGEMENT
         ----------------
            - Average Committed Capital                $6,560               $6,167
            - Return On Committed Capital              35.4%                30.4%                  38.4%               34.9%
            - Operating Cash Flow                       $882                $1,427
            - Capital Expenditures Investment           $159                 $99



    - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.
    - Margin Per Expense Dollar = Ratio of gross margin to expenses
    * The net earnings section is presented before discontinued operations.


                                   -- more --

CARDINAL HEALTH, INC. - FISCAL YEAR 2003 BUSINESS ANALYSIS
($ MILLIONS)

                                          PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                          -------------------------------------------------

                                                        2003           2002
                                                        ----           ----
 .   REVENUE
     -------
        - Amount                                       $41,195       $36,248
        - Growth Rate                                    14%           17%
        - Mix                                            82%           82%
 .   OPERATING EARNINGS
     ------------------
        - Amount                                       $1,220         $1,070
        - Growth Rate                                    14%           23%
        - Mix                                            50%           51%
 .   RATIO TO REVENUE
     ----------------
        - Gross Margin                                  4.64%         5.01%
        - Expenses                                      1.68%         2.06%
        - Operating Earnings                            2.96%         2.95%
 .   PRODUCTIVITY
     ------------
        - Margin Per Expense Dollar                     $2.76         $2.43
 .   ASSET MANAGEMENT
     ----------------
        - Average Committed Capital                    $3,333         $3,418
        - Return On Committed Capital                   36.8%         31.2%
        - Operating Cash Flow                           $251           $59
        - Capital Expenditures Investment                $97           $78


                                                   MEDICAL PRODUCTS AND SERVICES
                                                   -----------------------------

                                                       2003            2002
                                                       ----            ----
 .   REVENUE
     -------
        - Amount                                      $6,616          $6,257
        - Growth Rate                                   6%              6%
        - Mix                                           13%            14%
 .   OPERATING EARNINGS
     ------------------
        - Amount                                       $605            $541
        - Growth Rate                                   12%            14%
        - Mix                                           24%            26%
 .   RATIO TO REVENUE
     ----------------
        - Gross Margin                                21.93%          21.90%
        - Expenses                                    12.80%          13.27%
        - Operating Earnings                           9.13%          8.63%
 .   PRODUCTIVITY
     ------------
        - Margin Per Expense Dollar                    $1.71          $1.65
 .   ASSET MANAGEMENT
     ----------------
        - Average Committed Capital                   $1,529          $1,501
        - Return On Committed Capital                  39.5%          36.0%
        - Operating Cash Flow                          $498            $599
        - Capital Expenditures Investment               $85            $88


                                               PHARMACEUTICAL TECHNOLOGIES AND SERVICES
                                               ----------------------------------------

                                                       2003           2002
                                                       ----           ----
 .  REVENUE
    -------
       - Amount                                       $2,049         $1,418
       - Growth Rate                                    44%           12%
       - Mix                                            4%             3%
 .  OPERATING EARNINGS
    ------------------
       - Amount                                        $368           $279
       - Growth Rate                                    32%           16%
       - Mix                                            15%           13%
 .  RATIO TO REVENUE
    ----------------
       - Gross Margin                                 33.08%         34.13%
       - Expenses                                     15.11%         14.52%
       - Operating Earnings                           17.97%         19.61%
 .  PRODUCTIVITY
    ------------
       - Margin Per Expense Dollar                     $2.19         $2.35
 .  ASSET MANAGEMENT
    ----------------
       - Average Committed Capital                    $1,172          $980
       - Return On Committed Capital                   31.4%         28.4%
       - Operating Cash Flow                           $332           $208
       - Capital Expenditures Investment               $183           $104

                                               AUTOMATION AND INFORMATION SERVICES
                                               -----------------------------------

                                                      2003            2002
                                                      ----            ----
 .  REVENUE
    -------
       - Amount                                       $667            $560
       - Growth Rate                                   19%            19%
       - Mix                                           1%              1%
 .  OPERATING EARNINGS
    ------------------
       - Amount                                       $265            $209
       - Growth Rate                                   27%            23%
       - Mix                                           11%            10%
 .  RATIO TO REVENUE
    ----------------
       - Gross Margin                                70.31%          68.52%
       - Expenses                                    30.40%          31.17%
       - Operating Earnings                          39.91%          37.35%
 .  PRODUCTIVITY
    ------------
       - Margin Per Expense Dollar                    $2.31          $2.20
 .  ASSET MANAGEMENT
    ----------------
       - Average Committed Capital                    $612            $586
       - Return On Committed Capital                  43.5%          35.7%
       - Operating Cash Flow                          $317            $118
       - Capital Expenditures Investment               $11            $15


    - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges
    - Margin per Expense Dollar = Ratio of gross margin to expenses

                                   -- more --

     CARDINAL HEALTH, INC. - FISCAL YEAR 2003 BUSINESS ANALYSIS
     ($ MILLIONS)

                                                               TOTAL
                                                               -----

                                                     2003                  2002
                                                     ----                  ----
  .    REVENUE
       -------
          - Amount                                 $50,467               $44,394                 Excluding Special Items
                                                                                          ---------------------------------------
          - Growth Rate                              14%                   15%
                                                                                                  2003               2002
                                                                                                  ----               ----
  .    OPERATING EARNINGS
       ------------------
          - Amount                                  $2,242                $1,834                 $2,282             $1,973
          - Growth Rate                              22%                   19%                    16%                 19%

  .    RATIO TO REVENUE
       ----------------
          - Gross Margin                            8.94%                 9.11%
          - Expenses                                4.42%                 4.67%
         -  Special Items                           0.08%                 0.31%
          - Operating Earnings                      4.44%                 4.13%                  4.52%               4.44%

  .    NET EARNINGS*
       -------------
          - Amount                                  $1,412                $1,126                 $1,445             $1,213
          - Growth Rate                              25%                   25%                    19%                 23%
          - Ratio to Revenue                        2.80%                 2.54%                  2.86%               2.73%

  .    PRODUCTIVITY
       ------------
          - Margin Per Expense Dollar               $2.02                 $1.95

  .    ASSET MANAGEMENT
       ----------------
          - Average Committed Capital               $6,226                $6,054
          - Return On Committed Capital             36.1%                 30.3%                  36.7%               32.5%
          - Operating Cash Flow                     $1,398                 $984
          - Capital Expenditures Investment          $423                  $285



    - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges
    - Margin Per Expense Dollar = Ratio of gross margin to expenses
    * The net earnings section is presented before discontinued operations and the cumulative effect of change in accounting.



                                   -- more --

     CARDINAL HEALTH, INC. - QUARTERLY FY 2003 BUSINESS ANALYSIS
     ($ MILLIONS)

                                              PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                              -------------------------------------------------

                                                       Q1             Q2              Q3                  Q4                 TOTAL
                                                       --             --              --                  --                 -----
 .   REVENUE
     -------
        - Amount                                     $9,319         $10,505        $10,446              $10,925             $41,195
        - Growth Rate                                  17%            14%            10%                  14%                 14%
        - Mix                                          82%            83%            81%                  81%                 82%
 .   OPERATING EARNINGS
     ------------------
        - Amount                                      $262           $295            $343                $320                $1,220
        - Growth Rate                                  20%            17%            11%                  11%                 14%
        - Mix                                          50%            50%            52%                  47%                 50%
 .   RATIO TO REVENUE
     ----------------
        - Gross Margin                                4.82%          4.43%          4.88%                4.47%               4.64%
        - Expenses                                    2.01%          1.62%          1.60%                1.54%               1.68%
        - Operating Earnings                          2.81%          2.81%          3.28%                2.93%               2.96%
 .   PRODUCTIVITY
     ------------
        - Margin Per Expense Dollar                   $2.40          $2.73          $3.05                $2.91               $2.76
 .   ASSET MANAGEMENT
     ----------------
        - Average Committed Capital                  $3,090         $3,332          $3,507              $3,518               $3,333
        - Return On Committed Capital                 33.9%          35.4%          39.1%                37.1%               36.8%
        - Operating Cash Flow                         ($74)           $81           ($11)                $255                 $251
        - Capital Expenditures Investment              $24            $38            $17                  $18                 $97


                                                        MEDICAL PRODUCTS AND SERVICES
                                                        -----------------------------

                                                       Q1              Q2             Q3                  Q4                 TOTAL
                                                       --              --             --                  --                 -----
 .  REVENUE
    -------
       - Amount                                      $1,595          $1,639         $1,645              $1,737               $6,616
       - Growth Rate                                   6%              5%             5%                  7%                   6%
       - Mix                                           14%            13%            13%                 13%                  13%
 .  OPERATING EARNINGS
    ------------------
       - Amount                                       $139            $144           $164                $158                 $605
       - Growth Rate                                   10%            10%            18%                 10%                  12%
       - Mix                                           27%            24%            24%                 23%                  24%
 .  RATIO TO REVENUE
    ----------------
       - Gross Margin                                20.91%          21.57%         22.96%              22.23%               21.93%
       - Expenses                                    12.21%          12.81%         13.01%              13.14%               12.80%
       - Operating Earnings                           8.70%          8.76%          9.95%               9.09%                9.13%
 .  PRODUCTIVITY
    ------------
       - Margin Per Expense Dollar                    $1.71          $1.68          $1.77               $1.69                $1.71
 .  ASSET MANAGEMENT
    ----------------
       - Average Committed Capital                   $1,445          $1,534         $1,632              $1,585               $1,529
       - Return On Committed Capital                  38.4%          37.5%          40.1%               39.9%                39.5%
       - Operating Cash Flow                           $60            $54            $41                 $343                 $498
       - Capital Expenditures Investment               $12            $14            $15                 $44                  $85


                                                  PHARMACEUTICAL TECHNOLOGIES AND SERVICES
                                                  ----------------------------------------

                                                       Q1             Q2              Q3                  Q4                 TOTAL
                                                       --             --              --                  --                 -----
 .   REVENUE
     -------
        - Amount                                      $387           $416            $596                $650                $2,049
        - Growth Rate                                  19%            17%            73%                  66%                 44%
        - Mix                                          3%             3%              5%                  5%                   4%
 .   OPERATING EARNINGS
     ------------------
        - Amount                                       $73            $85            $94                 $116                 $368
        - Growth Rate                                  18%            16%            43%                  51%                 32%
        - Mix                                          14%            14%            14%                  17%                 15%
 .   RATIO TO REVENUE
     ----------------
        - Gross Margin                               34.09%         34.18%          31.75%              33.00%               33.08%
        - Expenses                                   15.33%         13.72%          15.92%              15.12%               15.11%
        - Operating Earnings                         18.76%         20.46%          15.83%              17.88%               17.97%
 .   PRODUCTIVITY
     ------------
        - Margin Per Expense Dollar                   $2.22          $2.49          $1.99                $2.18               $2.19
 .   ASSET MANAGEMENT
     ----------------
        - Average Committed Capital                  $1,070         $1,162          $1,265              $1,249               $1,172
        - Return On Committed Capital                 27.2%          29.3%          29.8%                37.2%               31.4%
        - Operating Cash Flow                          $4             $43            $132                $153                 $332
        - Capital Expenditures Investment              $33            $46            $43                  $61                 $183

                                                     AUTOMATION AND INFORMATION SERVICES
                                                     -----------------------------------

                                                        Q1             Q2             Q3                  Q4                 TOTAL
                                                        --             --             --                  --                 -----
 .  REVENUE
    -------
       - Amount                                        $134           $165           $166                $202                 $667
       - Growth Rate                                    24%           18%            17%                 19%                  19%
       - Mix                                            1%             1%             1%                  1%                   1%
 .  OPERATING EARNINGS
    ------------------
       - Amount                                         $46           $69            $64                 $86                  $265
       - Growth Rate                                    55%           26%            21%                 21%                  27%
       - Mix                                            9%            12%            10%                 13%                  11%
 .  RATIO TO REVENUE
    ----------------
       - Gross Margin                                 70.86%         73.51%         69.89%              67.69%               70.31%
       - Expenses                                     36.35%         31.42%         31.17%              25.01%               30.40%
       - Operating Earnings                           34.51%         42.09%         38.72%              42.68%               39.91%
 .  PRODUCTIVITY
    ------------
       - Margin Per Expense Dollar                     $1.95         $2.34          $2.24               $2.71                $2.31
 .  ASSET MANAGEMENT
    ----------------
       - Average Committed Capital                     $682           $626           $578                $572                 $612
       - Return On Committed Capital                   27.1%         44.3%          44.5%               60.3%                43.5%
       - Operating Cash Flow                           ($4)           $195           ($5)                $131                 $317
       - Capital Expenditures Investment                $2             $4             $3                  $2                  $11



    - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.
    - Margin Per Expense Dollar = Ratio of gross margin to expenses


                                   -- more --

     CARDINAL HEALTH, INC. - QUARTERLY FY 2003 BUSINESS ANALYSIS
     ($ MILLIONS)

                                                                     TOTAL (EXCLUDING SPECIAL ITEMS)
                                                                     -------------------------------

                                                    Q1               Q2            Q3             Q4              TOTAL
                                                    --               --            --             --              -----
  .    REVENUE
       -------
          - Amount                                $11,417          $12,706       $12,837        $13,506          $50,467
          - Growth Rate                             16%              13%           11%            15%              14%

  .    OPERATING EARNINGS
       ------------------
          - Amount                                 $486             $553          $618           $625            $2,282
          - Growth Rate                             18%              14%           16%            15%              16%

  .    RATIO TO REVENUE
       ----------------
          - Gross Margin                           8.82%            8.50%         9.30%          9.10%            8.94%
          - Expenses                               4.56%            4.14%         4.49%          4.48%            4.42%
          - Operating Earnings                     4.26%            4.36%         4.81%          4.62%            4.52%

  .    NET EARNINGS*
       -------------
          - Amount                                 $304             $345          $391           $405            $1,445
          - Growth Rate                             20%              18%           20%            19%              19%
          - Ratio to Revenue                       2.66%            2.72%         3.05%          3.00%            2.86%

  .    PRODUCTIVITY
       ------------
          - Margin Per Expense Dollar              $1.93            $2.05         $2.07          $2.03            $2.02

  .    ASSET MANAGEMENT
       ----------------
          - Average Committed Capital             $5,894           $6,158        $6,479         $6,560           $6,226
          - Return On Committed Capital            33.0%            35.9%         38.2%          38.4%            36.7%
          - Operating Cash Flow                    ($14)            $373          $157           $882            $1,398
          - Capital Expenditures Investment         $71             $102           $91           $159             $423



    - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.
    - Margin Per Expense Dollar = Ratio of gross margin to expenses
    - The sum of the quarters may not equal year-to-date due to rounding.
    * The net earnings section is presented before discontinued operations.





                                   -- more --

  CARDINAL HEALTH, INC. - FISCAL 2003 AND 2002 ASSET MANAGEMENT ANALYSIS ($ MILLIONS)

                                                                            2003
                                                                            ----

                                           Q1               Q2                Q3              Q4            YTD        COMMENT
                                           --               --                --              --            ---        -------

  .  RECEIVABLE DAYS                       19               17                18              17                    TIES RECORD LOW

  .  INVENTORY TURNS                      6.8              7.0               6.2             6.6

  .  CASH                                 $946             $999              $545           $1,724

  .  DEBT                                $2,255           $2,260            $2,355          $2,701                  $500M issued Q4

  .  EQUITY                              $6,354           $6,532            $7,245          $7,758

  .  NET DEBT/TOTAL CAPITAL               17%              16%               20%             11%                    RECORD LOW

  .  TANGIBLE NET WORTH                  $4,786           $4,960            $4,927          $5,406

  .  RETURN ON EQUITY                    18.1%            22.8%             22.4%           19.8%          20.6%

     EXCLUDING SPECIAL ITEMS             19.0%            21.5%             22.7%           21.5%          21.1%    RECORD

  .  TAX RATE                            34.0%            34.3%             33.4%           32.8%          33.6%

     EXCLUDING SPECIAL ITEMS             33.3%            33.8%             33.4%           32.8%          33.3%    Business/ Int'l
                                                                                                                    mix


                                                                            2002
                                                                            ----

                                           Q1               Q2                Q3              Q4            YTD
                                           --               --                --              --            ---

  .  RECEIVABLE DAYS                       20               19                18              17

  .  INVENTORY TURNS                      6.0              5.6               5.5             6.7

  .  CASH                                 $872             $399              $869           $1,382

  .  DEBT                                $2,315           $2,480            $2,481          $2,225

  .  EQUITY                              $5,670           $5,863            $6,209          $6,393

  .  NET DEBT/TOTAL CAPITAL               20%              26%               21%             12%

  .  TANGIBLE NET WORTH                  $4,503           $4,697            $5,031          $4,849

  .  RETURN ON EQUITY                    17.8%            19.7%             19.9%           18.8%          19.0%

     EXCLUDING SPECIAL ITEMS             18.3%            20.3%             21.5%           21.5%          20.5%

  .  TAX RATE                            33.7%            34.3%             33.8%           33.4%          33.8%

     EXCLUDING SPECIAL ITEMS             33.8%            34.4%             34.1%           33.9%          34.1%


                                   -- more --

  CARDINAL HEALTH, INC. - GAAP/NON-GAAP RECONCILIATION
  ($ MILLIONS)

                                                       FOURTH QUARTER FISCAL 2003
                                                       --------------------------

                                                                   GAAP*                                          EXCLUDING
                                                                   BASIS               SPECIAL ITEMS            SPECIAL ITEMS
                                                                   -----               -------------            -------------
  .    SPECIAL ITEMS
       -------------
          - Merger Related Costs                                    $25                     $25                       -
          - Restructuring and Other                                 $26                     $26                       -
          - Litigation Settlements                                  ($2)                    ($2)                      -

  .    OPERATING EARNINGS
       ------------------
          - Amount                                                  $576                    $49                      $625
          - Growth Rate                                             22%                                              15%
          - Ratio to Revenue (Return on Sales)                     4.26%                                            4.62%

  .    NET EARNINGS**
       --------------
         - Amount                                                   $371                    $34                      $405
         - Growth Rate                                              25%                                              19%
         - Ratio to Revenue                                        2.75%                                            3.00%
         - Diluted EPS                                             $0.82                   $0.07                    $0.89

  .    INCOME TAX PROVISION
       --------------------
          -Income Tax Provision                                    ($182)                  ($15)                    ($197)

                                             PHARMARCEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                             --------------------------------------------------

                                                                  GAAP*                 LIFO                     EXCLUDING
                                                                  BASIS                CHARGE                      LIFO
                                                                  -----               --------                 -------------
  .    OPERATING EARNINGS
       ------------------
          - Amount                                                $320.5                $5.7                      $326.2
          - Growth Rate                                              11%                                             14%


                                                               FISCAL 2003
                                                               -----------

                                                                  GAAP*                                          EXCLUDING
                                                                  BASIS               SPECIAL ITEMS            SPECIAL ITEMS
                                                                  -----               -------------            -------------
  .    SPECIAL ITEMS
       -------------
          - Merger Related Costs                                   $74                     $74                       -
          - Restructuring Items                                    $67                     $67                       -
          - Litigation Settlement                                 ($101)                  ($101)                     -

  .    OPERATING EARNINGS
       ------------------
          - Amount                                                $2,242                   $40                     $2,282
          - Growth Rate                                            22%                                              16%
          - Ratio to Revenue (Return on Sales)                    4.44%                                            4.52%

  .    NET EARNINGS**
       --------------
         - Amount                                                 $1,412                   $33                     $1,445
         - Growth Rate                                             25%                                              19%
         - Ratio to Revenue                                       2.80%                                            2.86%
         - Diluted EPS                                            $3.12                   $0.07                    $3.19

  .    INCOME TAX PROVISION
       --------------------
         - Income Tax Provision                                   ($715)                   ($7)                    ($722)

                                         PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                         -------------------------------------------------

                                                                  GAAP*                   LIFO                  EXCLUDING
                                                                  BASIS                  CHARGE                    LIFO
                                                                  -----                  ------                    ----
  .    OPERATING EARNINGS
       ------------------
          - Amount                                                $1,220.1                 $5.7                   $1,225.8
          - Growth Rate                                             14%                                             15%

                                                    FOURTH QUARTER FISCAL 2002
                                                    --------------------------

                                                                  GAAP*                                          EXCLUDING
                                                                  BASIS               SPECIAL ITEMS            SPECIAL ITEMS
                                                                  -----               -------------            -------------
  .   SPECIAL ITEMS
      -------------
         - Merger Related Costs                                    $63                     $63                       -
         - Restructuring and Other                                 $7                       $7                       -


  .   OPERATING EARNINGS
      ------------------
         - Amount                                                 $471                     $70                      $541
         - Growth Rate                                             7%                                               18%
         - Ratio to Revenue (Return on Sales)                     4.00%                                            4.60%

  .   NET EARNINGS**
      --------------
        - Amount                                                  $296                     $45                      $341
        - Growth Rate                                              12%                                              24%
        - Ratio to Revenue                                        2.52%                                            2.90%
        - Diluted EPS                                             $0.64                   $0.10                    $0.74

  .   INCOME TAX PROVISION
      --------------------
         -Income Tax Provision                                   ($149)                   ($25)                    ($174)


                                             PHARMARCEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                             --------------------------------------------------

                                                                  GAAP*                 LIFO                     EXCLUDING
                                                                  BASIS                CREDIT                      LIFO
                                                                  -----               --------                 -------------
  .    OPERATING EARNINGS
       ------------------
          - Amount                                                $289.6               ($2.3)                     $287.3




                                                            FISCAL 2002
 -                                                          -----------

                                                                  GAAP*                                          EXCLUDING
                                                                  BASIS               SPECIAL ITEMS            SPECIAL ITEMS
                                                                  -----               -------------            -------------
  .   SPECIAL ITEMS
      -------------
         - Merger Related Costs                                   $132                     $132                      -
         - Restructuring and Other                                 $7                       $7                       -


  .   OPERATING EARNINGS
      ------------------
         - Amount                                                $1,834                    $139                    $1,973
         - Growth Rate                                             19%                                              19%
         - Ratio to Revenue (Return on Sales)                     4.13%                                            4.44%

  .   NET EARNINGS***
      ---------------
        - Amount                                                 $1,126                    $87                     $1,213
        - Growth Rate                                              25%                                              23%
        - Ratio to Revenue                                        2.54%                                            2.73%
        - Diluted EPS                                             $2.45                   $0.19                    $2.64

  .   INCOME TAX PROVISION
      --------------------
        - Income Tax Provision                                   ($575)                   ($52)                    ($627)

                                         PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                         -------------------------------------------------

                                                                  GAAP*                   LIFO                  EXCLUDING
                                                                  BASIS                  CREDIT                    LIFO
                                                                  -----                  ------                    ----
  .    OPERATING EARNINGS
       ------------------
          - Amount                                                $1,069.4                ($2.3)                  $1,067.1

* GAAP - Amounts that conform with generally accepted accounting principles.

** The net earnings section is presented before discontinued operations.

*** The net earnings section is presented before discontinued operations and cumulative effect of change in accounting.

DEFINITIONS:

RETURN ON COMMITTED CAPITAL (EXCLUDING SPECIAL ITEMS) = Operating Earnings Excluding Special Items (Annualized) / Average Committed Capital

RETURN ON EQUITY (EXCLUDING SPECIAL ITEMS) = Net Earnings Excluding Special Items (Annualized) / (Average Shareholders Equity + Average Special Items After
Tax)

EFFECTIVE TAX RATE (EXCLUDING SPECIAL ITEMS) = (Income Tax Provision + Tax Effect of Special Items) / (Earnings Before Income Taxes + Special Items)

NET DEBT / TOTAL CAPITAL = (Long-term Obligations + Notes Payable Banks and Current Portion of Long-term Obligations - Cash and Equivalents)/ (Shareholders Equity + Net Debt)

                                       ###